Exhibit 16.2

Epstein, Weber & Conover, P.L.C.
Certified Public Accountants

                            8950 E Raintree Dr. #200
                            Scottsdale, Arizona 85260
                               Tel (480) 444-3424
                               Fax (480) 444-3423

September 12, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

Our firm was engaged as the principal accountants for BGR Corporation, f/n/a Cortex Systems, Inc. (the "Company") effective July 28, 2003. We have reviewed the Company's statements regarding its changes in accountants included under
Item 4 of its Amended Form 8-K dated September 12, 2003, and agree with such statements as they refer to our firm.

Very truly yours,

Epstein, Weber & Conover, P.L.C.

By: /s/ Mark Weber

Title: Member